Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE

dated as of January 29, 2016,

among

THE MEN’S WEARHOUSE, INC.,

The Guarantors Party Hereto

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

7.00% Senior Notes due 2022

THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of January 29, 2016, to be effective at 12:01 a.m. Central Standard Time on January 31, 2016, among THE MEN’S WEARHOUSE, INC., a Texas corporation (the “Issuer”), TAILORED BRANDS, INC. a Texas corporation (“Tailored Brands”), and TAILORED SHARED SERVICES, LLC, a Delaware limited liability company (“Shared Services” and along with Tailored Brands, each an “Undersigned”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).

RECITALS

WHEREAS, the Issuer, the Guarantors party thereto and the Trustee entered into an Indenture, dated as of June 18, 2014, as supplemented by that certain First Supplemental Indenture, dated as of June 18, 2014, by and among the Issuer, the Guarantors party thereto and the Trustee (as supplemented or modified from time to time, the “Indenture”), relating to the Issuer’s 7.00% Senior Notes due 2022 (the “Notes”);

WHEREAS, effective as of 12:01 a.m. Central Standard Time on January 31, 2016, the Issuer has consummated the Permitted Issuer Reorganization and in connection therewith Tailored Brands shall become a Guarantor and New Parent;

WHEREAS, the Issuer agreed pursuant to the Indenture to cause any Domestic Restricted Subsidiary that guarantees or becomes an obligor under the Issuer’s Term Loan Agreement following the Issue Date to provide Note Guarantees; and

WHEREAS, in connection with the Permitted Issuer Reorganization, Shared Services will become a guarantor under the Issuer’s Term Loan Agreement and as a result thereof Shared Services shall become a Guarantor.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.              Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.              Tailored Brands, by its execution of this Supplemental Indenture, agrees to be New Parent under the Indenture and to be bound by the terms of the Indenture applicable to New Parent.

Section 3.              Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.

Section 4.              This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

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Section 5.              This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 6.              This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 7.              The recitals and statements herein are deemed to be those of the Issuer and the Undersigned and not the Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the Guarantees provided by the Guarantors party to this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

THE MEN’S WEARHOUSE, INC., as Issuer

By:	/s/ Jon W. Kimmins
	Name:	Jon W. Kimmins
	Title:	Executive Vice President, Chief Financial Officer,
Treasurer and Principal Financial Officer

TAILORED BRANDS, INC., as a Guarantor

By:	/s/ Jon W. Kimmins
	Name:	Jon W. Kimmins
	Title:	Executive Vice President, Treasurer and Chief
Financial Officer

TAILORED SHARED SERVICES, LLC, as a Guarantor

By:	/s/ Jon W. Kimmins
	Name:	Jon W. Kimmins
	Title:	Executive Vice President, Treasurer and Chief
Financial Officer

[Second Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Valerie Boyd
	Name:	Valerie Boyd
	Title:	Vice President

[Second Supplemental Indenture]